UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions SEE General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registration’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
On May 27, 2010, Centra Financial Holdings, Inc. amended the Centra Financial Holdings, Inc., Centra Bank, Inc. Code of Business Conduct and Ethics to provide that complaints, as they relate to both accounting and non-accounting matters, will be directed to the Chief Risk Officer and updated other related clarifications.

Item 9.01	Exhibits
     (c) Exhibits
14	Centra Financial Holdings, Inc., Centra Bank, Inc. Code of Business Conduct and Ethics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2010	Centra Financial Holdings, Inc.
	By:	/s/ Darren K. Williams
Darren K. Williams, Senior Vice
President and Chief Financial Officer